                         NOTICE OF GUARANTEED DELIVERY
                    OF SHARES OF CLASS A COMMON STOCK AND/OR
                              CLASS B COMMON STOCK
                                       OF

                              OSHKOSH B'GOSH, INC.
            PURSUANT TO THE OFFER TO PURCHASE DATED OCTOBER 4, 1999

     This form or a facsimile hereof must be used to accept the Offer (as defined below) if:

          (a) certificates for shares of Class A Common Stock, $.01 par value per share (the "Class A Shares") and/or of Class B Common Stock, $.01 par value per share (the "Class B Shares") (collectively, the "Shares"), of OshKosh B'Gosh, Inc., a Delaware corporation (the "Company"), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated October 4, 1999 (the "Offer to Purchase")); or

          (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

          (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

     This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       TO: HARRIS TRUST AND SAVINGS BANK

           By Mail:                  Facsimile Transmission:        By Hand or Overnight Courier:
           --------                  -----------------------        -----------------------------
 Harris Trust and Savings Bank   (for Eligible Institutions Only)   Harris Trust and Savings Bank
c/o Harris Trust Company of New           (212) 701-7636           c/o Harris Trust Company of New
             York                         (212) 701-7637                        York
      Wall Street Station             Confirm by Telephone:                Receive Window
         P.O. Box 1010                                               88 Pine Street, 19th Floor
 New York, New York 10268-1010            (212) 701-7624              New York, New York 10005

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal and Option Election Form (which together constitute the "Offer"),
receipt of which are hereby acknowledged,        Shares (consisting of
Class A Shares and        Class B Shares) pursuant to the guaranteed delivery
procedure set forth in Section 3 of the Offer to Purchase.
                               CONDITIONAL TENDER
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

   A. Do you intend to make a conditional tender of your Shares?

   If so, you MUST complete the following:

   Minimum number of Shares to be sold:  _____________________

   B. Are you tendering all of your Shares?**

   [ ] Check here if you ARE tendering all of your Shares, including any Shares you own directly or in street name that are already issued and outstanding and any Option Shares you are conditionally exercising.

   [ ] Check here if you are NOT tendering all of your Shares, including any Shares you own directly or in street name that are already issued and outstanding and any Option Shares you are conditionally exercising.

   (If neither box is checked, we will assume that you ARE tendering all of your Shares.)

                                    ODD LOTS

     To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Class A Shares and/or fewer than 100 Class B Shares. The undersigned either (check one box):

     [ ] is the beneficial or record owner of an aggregate of fewer than 100
         Class A Shares, all of which are being tendered and/or fewer than 100 Class B Shares, all of which are being tendered; or

     [ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Class A Shares and/or fewer than 100 Class B Shares and is tendering all of such Shares of such class.

     In addition, the undersigned is tendering Shares either (check one box):

     [ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

     [ ] at the price per Share indicated below under "Price (in Dollars) per Share at which Shares are Being Tendered."

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

--------------------------------------------------------------------------------

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------

                               CHECK ONLY ONE BOX
            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED
                      THERE IS NO PROPER TENDER OF SHARES

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

   [ ] I want to maximize the chance of having OshKosh purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I hereby tender my Shares at the Purchase Price for the applicable class resulting from the dutch auction tender process. I acknowledge that this action will result in me receiving a price per Share that could be as low as $18.50 or as high as $21.00.

                                       OR

                SHARES TENDERED AT PRICE SELECTED BY SHAREHOLDER

        BY CHECKING ONE OF THE BOXES BELOW INSTEAD OF THE BOX ABOVE, I HEREBY TENDER SHARES AT THE PRICE CHECKED. I ACKNOWLEDGE THAT THIS ACTION COULD RESULT IN NONE OF THE SHARES BEING PURCHASED IF THE PURCHASE PRICE FOR
   SHARES OF THE APPLICABLE CLASS IS LESS THAN THE PRICE CHECKED.
   (SHAREHOLDERS WHO DESIRE TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED.)
--------------------------------------------------------------------------------

     --                 [ ]  $19.00             [ ]  $20.00             [ ]  $21.00
     --                 [ ]  $19.25             [ ]  $20.25                  --
[ ]  $18.50             [ ]  $19.50             [ ]  $20.50                  --
[ ]  $18.75             [ ]  $19.75             [ ]  $20.75                  --

--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)
                        CERTIFICATE NOS. (IF AVAILABLE):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    NAME(S)

--------------------------------------------------------------------------------
                                  ADDRESS(ES)

--------------------------------------------------------------------------------
                      AREA CODE(S) AND TELEPHONE NUMBER(S)

                                   SIGN HERE

--------------------------------------------------------------------------------
                                  SIGNATURE(S)

--------------------------------------------------------------------------------
DATED:

     IF SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER THROUGH THE DEPOSITORY TRUST COMPANY, FILL IN THE APPLICABLE ACCOUNT NUMBER:
ACCOUNT NUMBER:

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or an Agent's Message, and any other documents required by the Letter of Transmittal, all within three Nasdaq trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

------------------------------------------------------
                              Authorized Signature

------------------------------------------------------
                              Name (Please Print)

------------------------------------------------------
                                     Title

------------------------------------------------------
                                  Name of Firm

------------------------------------------------------
                                    Address

------------------------------------------------------

------------------------------------------------------
                              (Including Zip Code)

------------------------------------------------------
                        Area Code and Telephone Number:

Date:  , 1999

     DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.